                                                                    Exhibit 24-A

                             DUKE ENERGY CORPORATION

                                POWER OF ATTORNEY



         A maximum of $3,000,000,000 aggregate public offering price of Debt Securities, First and Refunding Mortgage Bonds, Common Stock, without par value, Stock Purchase Contracts and/or Stock Purchase Units, and/or Trust Preferred Securities or Capital Securities (Securities)

         The undersigned DUKE ENERGY CORPORATION, a North Carolina corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Richard B. Priory, Robert P. Brace, David L. Hauser, Myron L. Caldwell and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a Registration Statement or Registration Statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto for the purpose of registering under the Securities Act of 1933 the Securities, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

         Executed the 19th day of December 2001.

                                       DUKE ENERGY CORPORATION

                                       By: /s/    R. B. Priory
                                           --------------------------
                                           Chairman, President and
                                           Chief Executive Officer

(Corporate Seal)



ATTEST:

/s/  Robert T. Lucas III
-----------------------------
     Assistant Secretary

/s/  R. B. PRIORY                           Chairman, President and Chief Executive Officer
---------------------------------------     (Principal Executive Officer and Director)
     Richard B. Priory

/s/  ROBERT P. BRACE                        Executive Vice President and Chief Financial
---------------------------------------     Officer (Principal Financial Officer)
     Robert P. Brace

/s/  KEITH G. BUTLER                        Senior Vice President and Corporate Controller
---------------------------------------     (Principal Accounting Officer)
     Keith G. Butler

/s/  G. ALEX BERNHARDT, SR.                 (Director)
---------------------------------------
     G. Alex Bernhardt, Sr.

/s/  ROBERT J. BROWN                        (Director)
---------------------------------------
     Robert J. Brown

/s/  WILLIAM A. COLEY                       (Group President of Duke Power, Director)
---------------------------------------
     William A. Coley

/s/  WILLIAM T. ESREY                       (Director)
---------------------------------------
     William T. Esrey

/s/  ANN M. GRAY                            (Director)
---------------------------------------
     Ann M. Gray

/s/  HAROLD S. HOOK                         (Director)
---------------------------------------
     Harold S. Hook

/s/  MAX LENNON                             (Director)
---------------------------------------
     Max Lennon

/s/  LEO E. LINBECK, JR.                    (Director)
---------------------------------------
     Leo E. Linbeck, Jr.

/s/  JAMES G. MARTIN                        (Director)
---------------------------------------
     James G. Martin

/s/  JAMES T. RHODES                        (Director)
---------------------------------------
     James T. Rhodes